SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 30, 2006

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Per-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2006, Simmons Company (“Simmons” or the “Company”) executed Amendment No. 1 to the Securityholders’ Agreement dated as of December 19, 2003. The amendment changes the definition of "call price" and "disability" in the Securityholders’ Agreement. The Amendment No. 1 to the Securityholders’ Agreement is filed with this report as Exhibit 4.1, and its contents are incorporated by reference into this Item 1.01.

On November 30, 2006, Simmons amended and restated the Simmons Company Equity Incentive Plan dated December 19, 2003 (“Amended and Restated Simmons Company Equity Incentive Plan”).  Among other things, the Amended and Restated Simmons Company Equity Incentive Plan increases the maximum number of shares of class B common stock subject to the plan from 688,235 shares to 781,775 shares.   The Amended and Restated Simmons Company Equity Incentive Plan is filed with this report as Exhibit 10.1, and its contents are incorporated by reference into this Item 1.01.

On December 1, 2006, Simmons entered into a Restricted Stock Agreement, Stock Option Agreement and Management Subscription and Stock Purchase Agreement (collectively referred to as the “Equity Agreements”) with Gary S. Matthews, President. Under the Restricted Stock Agreement, Mr. Matthews was issued 40,000 shares of Simmons’ class B common stock ("Class B Shares"), subject to vesting requirements, for $0.01 per share. Mr. Matthews purchased the Class B Shares below its current fair market value as determined by Simmons’ board of directors. The difference between the current fair market value of the Class B Shares and the price paid for the stock was taxable to Mr. Matthews. The Class B Shares vest ratably over a four year period based upon the Company meeting certain performance criteria as defined in the Restricted Stock Agreement, as may be amended from time to time. Vesting of the Class B Shares may accelerate upon a change of control as defined in the Restricted Stock Agreement. The Restricted Stock Agreement is filed with this report as Exhibit 10.2, and its contents are incorporated by reference into this Item 1.01.

Under the Stock Option Agreement, Mr. Matthews was issued 30,000 non-qualified stock options (“Options”), subject to vesting and with a term of 10 years.  The Options provide Mr. Matthews the right to purchase Simmons’ class B common stock at an exercise price equal to the fair market value of the class B common stock as of the grant date as determined by Simmons' board of directors.  The Options will vest over a four-year period in three equal annual installments, beginning on the second anniversary of the Stock Option Agreement.  Vesting will not accelerate upon a change of control.  The Stock Option Agreement is filed with this report as Exhibit 10.3, and its contents are incorporated by reference into this Item 1.01.

Under the Management Subscription and Stock Purchase Agreement ("Stock Purchase Agreement"), the Company sold 4,195.33 shares of its class A common stock ("Class A Shares") to Mr. Matthews for a purchase price of $250,000.  The Class A Shares were sold to Mr. Matthews at the fair market value as determined by Simmons’ board of directors as of the date of sale. The Stock Purchase Agreement is filed with this report as Exhibit 10.4, and its contents are incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

Pursuant to the Equity Agreements, on December 1, 2006 the Company issued Class B Shares, Options, and Class A Shares to Mr. Matthews. The material terms of the Restricted Stock Agreement, Stock Option Agreement and Stock Purchase Agreement are summarized in Item 1.01 above and the contents of those summaries are incorporated by reference into this Item 3.02.

Simmons’ common stock is unregistered. The Class B Shares were awarded to Mr. Matthews and the Class A Shares were offered and sold to Mr. Matthews in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, offered by Section 4(2) thereof.  The Company relied thereon based in part on representations made by Mr. Matthews in the Equity Agreements.  No underwriters or agents were involved in the foregoing issuances and no underwriting discounts or commissions were or will be paid to the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

On November 30, 2006, Simmons amended and restated its Amended and Restated Articles of Incorporation to, among other things, increase the number of authorized shares of class B common stock of the Company, from 688,235 shares to 781,775 shares.  The Second Amended and Restated Articles of Incorporation are filed with this report as Exhibit 3.1, and its contents are incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

3.1	Second Amended and Restated Articles of Incorporation of Simmons Company
4.1	Amendment No. 1 to the Simmons Company Securityholders' Agreement
10.1	Amended and Restated Simmons Company Equity Incentive Plan
10.2	Restricted Stock Agreement dated December 1, 2006 between Simmons Company and Gary S. Matthews
10.3	Stock Option Agreement dated December 1, 2006 between Simmons Company and Gary S. Matthews
10.4	Management Subscription and Stock Purchase Agreement dated December 1, 2006 between Simmons Company and Gary S. Matthews

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIMMONS COMPANY

By:  /s/ William S. Creekmuir
    William S. Creekmuir
    Executive Vice President and Chief Financial Officer

Date: December 6, 2006
Exhibit Index

Exhibit Number	Exhibit Name
3.1	Second Amended and Restated Articles of Incorporation of Simmons Company
4.1	Amendment No. 1 to the Simmons Company Securityholders' Agreement
10.1	Amended and Restated Simmons Company Equity Incentive Plan
10.2	Restricted Stock Agreement dated December 1, 2006 between Simmons Company and Gary S. Matthews
10.3	Stock Option Agreement dated December 1, 2006 between Simmons Company and Gary S. Matthews
10.4	Management Subscription and Stock Purchase Agreement dated December 1, 2006 between Simmons Company and Gary S. Matthews